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                                                                   EXHIBIT 10.39

                         MORTGAGE AND SECURITY AGREEMENT
                      AND FIXTURE FINANCING STATEMENT WITH
                         ASSIGNMENT OF LEASES AND RENTS

                                     BETWEEN

                         AMERICAN MEDICAL SYSTEMS, INC.

                                       AND

                              BANK OF AMERICA, N.A.

                              DATED: April 17, 2000







THIS DOCUMENT WAS
DRAFTED BY AND WHEN
RECORDED SHOULD BE
RETURNED TO:

Nancy S. Smith, Esq.
Moore & Van Allen, PLLC
Bank of America Corporate Center
100 North Tryon Street, Floor 47
Charlotte, North Carolina 28202-4003
Telephone No.: (704) 331-1000


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This instrument was drafted by and return to:
Moore & Van Allen, PLLC (NSS)
Bank of America Corporate Center
100 North Tryon Street, Floor 47
Charlotte, North Carolina 28202-4003

STATE OF MINNESOTA                               MORTGAGE AND SECURITY AGREEMENT
                                             AND FIXTURE FINANCING STATEMENT WIT
COUNTY OF HENNEP[N                                ASSIGNMENT OF LEASES AND RENTS

                       COLLATERAL IS OR INCLUDES FIXTURES

         THIS MORTGAGE AND SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT WITH ASSIGNMENT OF LEASES AND RENTS (the "Mortgage") is made and entered into as of the 17th day of April, 2000, by and among

         AMERICAN MEDICAL SYSTEMS, INC., a Delaware corporation formerly known as WPAMS Acquisition Corp. (the "Mortgagor");

         BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent (in such capacity, the "Agent") for the lenders from time to time party to the Credit Agreement, as amended described herein (collectively, the "Lenders"). Terms not defined herein shall have the meaning assigned to them in the Credit Agreement.

Notwithstanding anything to the contrary herein, enforcement of this Mortgage in Minnesota is limited to a debt amount of $16,000,000.00 under Chapter 287 of Minnesota Statutes, plus additional amounts for accrued interest and advances by the Agent or Lenders in protection of the Premises and which is not subject to Minnesota mortgage registry tax.

                                    RECITALS:

         WHEREAS, the Mortgagor and the Guarantors (as hereinafter defined) request that the Lenders provide a revolving credit facility to the Mortgagor in an amount up to $115 million;

         WHEREAS, the Mortgagor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference; and

         WHEREAS, the Lenders made the requested revolving credit facility available to the Mortgagor provided that, among other things, the Mortgagor executes and delivers this Mortgage.

                              W I T N E S S E T H:

         In order to secure the repayment of the Credit Party Obligations (as defined in the Credit Agreement) together with any renewals or extensions or modifications thereof upon the same or different terms or at the same or different rate of interest and also to secure: (i) all future advances and readvances that may subsequently be made to the Mortgagor by the Lenders evidenced by any promissory notes given in connection with the aforesaid credit facility, and all

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renewals and extensions thereof; and (ii) all other indebtedness of the
Mortgagor to the Lenders pursuant to the credit facility, now or hereafter existing, whether direct or indirect, the maximum amount of all indebtedness outstanding at any one time secured hereby not to exceed $15,000,000.00, plus interest thereon, all charges and expenses of collection incurred by Agent including court costs and reasonable attorney's fees, and which indebtedness may be advanced, repayed in part or in whole, and readvanced up to the maximum amount of $115,000,000.00.

         The Mortgagor, as security for the Credit Party Obligations and in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has irrevocably granted, released, sold, remised, bargained, assigned, pledged, warranted, mortgaged, transferred and conveyed, and does hereby grant, release, sell, remise, bargain, assign, pledge, warrant, mortgage, transfer and convey to Agent and Agent's successors and assigns, a continuing security interest in and to, all of Mortgagor's right, title and interest in and to the following described land, real property interests, buildings, improvements and fixtures, furniture and appliances and other personal property:

                  (a) All that tract or parcel of land and other real property interests in Hennepin County, Minnesota more particularly described in Exhibit A attached hereto and made a part hereof (the "Land") and all of the Mortgagor's right, title and interest in and to rights appurtenant thereto, including easement rights; and

                  (b) All buildings and improvements of every kind and description now or hereafter erected or placed on the aforesaid land (the "Improvements") and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises hereby conveyed immediately upon the delivery thereof to the aforesaid Land, and all fixtures (the "Fixtures") and articles of personal property (the "Tangible Personalty") now or hereafter owned by the Mortgagor and attached to or contained in and used in connection with the aforesaid Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner and all proceeds of the Fixtures and the Tangible Personalty (hereinafter, the Land, the Improvements, the Fixtures and Tangible Personalty may be collectively referred to as the "Premises").

         TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, subject to the Permitted Liens (as defined in the hereinafter described Credit Agreement) and Permitted Encumbrances (hereinafter defined), to the Agent and the Agent's successors and assigns to secure the indebtedness and other obligations herein recited; provided that, should the indebtedness secured hereby be paid according to the tenor and effect thereof when the same shall be due and payable and should the Mortgagor timely and fully discharge its obligations secured hereby and satisfy the obligations in

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full, this Mortgage shall cease, determine and be void, otherwise, it shall remain in full force and virtue.

         And, as additional security for said Indebtedness, the Mortgagor hereby assigns to the Agent all the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing, excluding any and all medicare payments (the "Rents and Profits"), reserving only the right to the Mortgagor to collect and apply the same as Mortgagor chooses as long as there shall exist no Event of Default (as defined in Article III), and subject further to the provisions of Article VII below.

         As additional collateral and further security for the Indebtedness, the Mortgagor does hereby assign and grants to the Agent a security interest in all of the right, title and the interest of the Mortgagor in and to any and all insurance policies and proceeds thereof and any and all leases (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects' contracts, technical services agreements, or other contracts, licenses and permits to the extent now or hereafter affecting the Premises (the "Intangible Personalty") or any part thereof, and the Mortgagor agrees to execute and deliver to the Agent such additional instruments, in form and substance reasonably satisfactory to the Agent, as may hereafter be reasonably requested by the Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Agent any obligation with respect thereto. Notwithstanding the foregoing provisions, such assignment and grant of security interest contained herein shall not extend to, and the Intangible Personalty shall not include, any personalty which is now or hereafter held by the Mortgagor as licensee, lessee or otherwise, to the extent that (a) such personalty is not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing assignment and grant of security interest shall extend to, and the Intangible Personalty shall include, any and all proceeds of such personalty to the extent that the assignment or encumbering of such proceeds is not so restricted under the terms of the license, lease or other agreement applicable thereto.

         All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. Mortgagor hereby grants a security interest as to the balance of the Tangible Personalty and the Intangible Personalty, and this Mortgage shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Agent. In that regard, the Mortgagor grants to the Agent all of the rights and remedies of a secured party under the laws of the state in which the Premises are located.

         The Premises, the Rents and Profits and the Intangible Property may be collectively referred to hereinafter as the "Mortgaged Property".

         The Mortgagor and the Agent covenant, represent and agree as follows:


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                                    ARTICLE I

                              Indebtedness Secured

         1.1 Obligations Secured.

         The obligations secured by this Mortgage are the result of the $115,000,000 credit facility established pursuant to the terms of the Credit Agreement dated March 24, 2000 among Mortgagor, as borrower, each of the guarantors party thereto (individually, a "Guarantor" and collectively, the "Guarantors"), the Lenders party thereto and the Agent (as amended from time to time, the "Credit Agreement") and evidenced by (a) those revolving loan promissory notes of the Mortgagor (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Revolving Notes"), (b) those letters of credit for the account of the Mortgagor (as referenced in the Credit Agreement, the "Letters of Credit"), (c) those Tranche A term promissory notes made by Mortgagor (as such note or notes are referenced and defined in the Credit Agreement, as amended, extended, renewed or replaced from time to time, the "Tranche A Term Notes") and
(d) those Tranche B term promissory notes made by Mortgagor (as such note or notes are referenced and defined in the Credit Agreement, as amended, extended, renewed or replaced from time to time, the "Tranche B Term Notes"). The Revolving Notes, the Tranche A Term Notes and the Tranche B Term Notes are hereinafter collectively referred to as the "Notes", and the loans and extensions of credit under the Credit Agreement may be referred to as the "Loans"). This Mortgage is given to secure the payment and performance of all indebtedness and other obligations now or hereafter owing under the Notes, the Letters of Credit, the Credit Agreement, this Mortgage and the other Credit Documents from the Mortgagor to any Lender or Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including without limitation, any liability arising under Hedging Agreements (as defined in the Credit Agreement) if and to the extent agreed to by a Credit Party in the documentation evidencing same and all obligations and liabilities incurred in connection with the collection and enforcement of the foregoing (collectively, the "Indebtedness").

         1.2 Amount Secured. This Mortgage is intended to secure all present and future loan disbursements made by the Agent under the Credit Documents, and all other sums from time to time owing to the Agent by the Credit Parties under the Credit Documents. Notwithstanding anything to the contrary herein, enforcement of this Mortgage in Minnesota is limited to the debt amount of $16,000,000.00 under Chapter 287 of Minnesota Statutes, plus additional amounts for accrued interest and advances by the Agent or Lenders in protection of the Premises and which is not subject to Minnesota mortgage registry tax.

         1.3 Maturity Date. The latest obligation secured by this Mortgage matures on December 31, 2005 (the "Maturity Date").

                                   ARTICLE II

              Mortgagor's Covenants, Representations and Agreements

         2.1 Title to Property. The Mortgagor represents and warrants to the Agent (i) that it is seized of the Land, the Improvements (and any fixtures) and the Tangible Personalty in fee to the

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extent such Tangible Personalty does not constitute fixtures and has the right to encumber and convey the same, (ii) as of the date hereof, that title to such property is free and clear of all liens and encumbrances except for the Permitted Liens and title to all such other property is free and clear of all encumbrances except for the matters shown on the title commitment for the Premises delivered to the Agent (the "Permitted Encumbrances"), and (iii) that it will warrant and defend the title to such property except for the Permitted Encumbrances and Permitted Liens against the claims of all Persons. As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Mortgagor represents and warrants that it has title to such property, that it has the right to encumber and convey such property and that it will warrant and defend such property against the claims of all Persons subject to the Permitted Encumbrances and the Permitted Liens against the claims of all persons.

         2.2 Taxes and Fees. The Mortgagor will pay when due all taxes, general and special assessments, insurance premiums, permit fees, inspection fees, user fees, license fees, water and sewer charges, franchise fees and equipment rents and any other charges or fees against it or the Premises as required by the terms and conditions of Section 7.5 and 7.6 respectively, of the Credit Agreement (and the Mortgagor, upon request of the Agent, will submit to the Agent receipts evidencing said payments).

         2.3 Reimbursement. Subject to Mortgagor's right to contest as set forth in the Credit Agreement, the Mortgagor agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium, or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.2, 2.3 or 2.6 hereof, then the Agent, at its option, may pay or procure the same and will give the Mortgagor prompt notice of any such expenditures. The Mortgagor will reimburse the Agent upon demand for any sums of money paid by the Agent pursuant to this Section, together with interest on each such payment at the default rate of interest provided in Section 3.1 of the Credit Agreement for Loans, and all such sums and interest thereon shall be secured hereby.

         2.4 Additional Documents. The Mortgagor agrees to execute and deliver to the Agent, concurrently with the execution of this Mortgage and upon the request of the Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Mortgagor hereby irrevocably (as long as the Loans or Letters of Credit remain outstanding or the Commitments have not been terminated) makes, constitutes and appoints the Agent as the true and lawful attorney of the Mortgagor (such appointment being coupled with an interest) to sign the name of the Mortgagor (after the Mortgagor has failed or refused to timely execute such documents upon request of the Agent) on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests but only in the event the Mortgagor refuses to do so after receipt of written notice.

         2.5 Sale or Encumbrance. Except as otherwise permitted by the Credit Agreement, the Mortgagor will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. Provided, however, in the event the Mortgagor sells or


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otherwise disposes of any of the Tangible Personalty, the Agent's security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Mortgage.

         2.6 Fees and Expenses. The Mortgagor will promptly pay upon demand any and all reasonable costs and expenses of the Agent, (a) as required under
Section 11.5 of the Credit Agreement and (b) as reasonably necessary to protect the Premises, the Rents and Profits or the Intangible Personalty or to exercise any rights or remedies under this Mortgage or with respect to the Premises, Rents and Profits or the Intangible Personalty. All of the foregoing costs and expenses shall be secured hereby.

         2.7 Leases and Other Agreements. Without first obtaining on each occasion the written approval of the Agent, which approval shall not be unreasonably withheld, the Mortgagor shall not, except as permitted by the Credit Agreement, enter into, cancel, surrender or materially modify or permit the cancellation of any material lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other material contract, license or permit now or hereafter affecting the Premises, or materially modify any of said instruments, or accept or permit to be made, any prepayment (more than one month) of any installment of rent or fees thereunder. Certified copies of each such approved material lease or other material agreement not previously delivered to the Agent shall be submitted to the Agent as soon as possible. The Mortgagor shall faithfully keep and perform, or cause to be kept and performed, in all material respects, all of the covenants, conditions, and agreements contained in each of said agreements, now or hereafter existing, on the part of the Mortgagor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder.

         2.8 Maintenance of Premises. Except as provided otherwise in the Credit Agreement, the Mortgagor will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained, the Premises in reasonable condition and repair, ordinary wear and tear, casualty, condemnation and obsolescence excepted.

         2.9 Insurance. The Mortgagor shall maintain insurance for the Premises as set forth in Section 7.6 of the Credit Agreement. In addition to the requirements set forth in Section 7.6 of the Credit Agreement, if any part of the Improvements is located in an area having "special flood hazards" as defined in the Federal Flood Disaster Protection Act of 1973, a flood insurance policy as may be required by law naming the Agent as mortgagee must be submitted to the Agent. The policy must be in such amount, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         2.10 Eminent Domain. Subject to the provisions of the Credit Agreement, the Mortgagor assigns to the Agent any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Premises or any rights appurtenant thereto to which the Mortgagor agrees to execute such further assignments and agreements as may be reasonably required by the Agent to assure the effectiveness of this Section. In the event any Governmental Authority shall require or commence any proceedings for the demolition of any buildings or structures comprising a part of the Premises, or shall



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commence any proceedings to condemn or otherwise take pursuant to the power of eminent domain a material portion of the Premises, the Mortgagor shall promptly notify the Agent of such requirements or commencement of proceeding (for demolition, condemnation of other taking).

         2.11 Releases and Waivers. The Mortgagor agrees that no release by the Agent of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of Lien, no forbearance on the part of the Agent to collect on the Loans, or Letters of Credit or any part thereof, no waiver of any right granted or remedy available to the Agent and no action taken or not taken by the Agent shall, except to the extent expressly released, in any way have the effect of releasing the Mortgagor from full responsibility to the Lender's and the Agent for the complete discharge of each and every of the Mortgagor's obligations hereunder.

         2.12 Transfer of Premises. Except as otherwise permitted in the Credit Agreement, the Mortgagor covenants and agrees with the Agent that the Mortgagor shall not sell, transfer, convey, mortgage, encumber or otherwise dispose of the Premises, the Rents Sand Profits or the Intangible Personalty or any part thereof or any interest therein or engage in subordinate financing with respect thereto during the term of this Mortgage without the prior written consent of the Agent.

         2.13 Compliance with Law. Except as otherwise permitted in the Credit Agreement, the Mortgagor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the ownership of the Premises (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

         2.14 Inspection. Except as otherwise permitted in the Credit Agreement, the Mortgagor will permit the Agent, or its agents, at all reasonable times and with advance prior notice to enter and pass through or over the Premises for the purpose of inspecting same; provided, however, prior to an Event of Default inspections shall be at reasonable times during the Mortgagor's normal business hours.

         2.15 Security Agreement and Fixture Filing.

         (a) Insofar as the fixtures and articles of personal property either referred to or described in this Mortgage are in any way connected with the use and enjoyment of the Premises, this Mortgage is hereby made and declared to be a security agreement (and Mortgagor hereby grants Agent a security interest in), encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the state where the Premises are located. A financing statement or statements reciting this Mortgage to be a security agreement, affecting all of said personal property aforementioned, shall be executed by the Mortgagor and the Agent and appropriately filed. The remedies for, any violation of the covenants, terms and condition of the security agreement herein contained shall be (i) as prescribed herein, (ii) as prescribed by general law, (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, or (iv) as prescribed by the specific procedures and remedies available pursuant to a foreclosure of real estate, all at Agent's sole election. The Mortgagor and the Agent agree that



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the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of the Mortgagor and the Agent that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the improvements, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (c) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire or hazard insurance policy of (bb) any award in eminent domain proceedings for a taking or for loss of value or (cc) the Mortgagor's interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Premises, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of the Mortgagor or the Agent as determined by this instrument or impugning the priority of the Agent's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of the Agent in the event any court shall at any time hold with respect to the foregoing (aa) or (bb) or (cc), that notice of the Agent's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

         (b) The Mortgagor warrants that the names of the "Debtor" and the "Secured Party" (which are the Mortgagor and the Agent, respectively), the address of the "Secured Party" from which information concerning the security interest may be obtained, and the address of "Debtor", are as set forth in
Section 6.2, hereof; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove. The location of the collateral which is Tangible Personally is upon the Land. The Mortgagor agrees to furnish the Agent with notice of any change in the name, identity, corporate structure, residence, principal place of business or mailing address of the Mortgagor within ten (10) days of the effective date of any such change and the Mortgagor will promptly execute any financing statements or other instruments deemed necessary by the Agent to prevent any filed financing statement from becoming misleading or losing its perfected status. The federal taxpayer identification number of the Mortgagor is 13-4018241. The name of the record owner of the Premises is the Mortgagor. This document covers goods which are, or are to become, fixtures, and this Mortgage is to be a Fixture filing to be filed for record in the public real estate records.

                                   ARTICLE III

                                Events of Default

         An Event of Default shall exist under the terms of this Mortgage upon the existence of an Event of Default under the terms of the Credit Agreement.


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                                   ARTICLE IV

                                   Foreclosure

         4.1 Acceleration of Secured Indebtedness; Foreclosure. Upon the occurrence and during the continuance of an Event of Default, the entire balance of the Loans and Letters of Credit and any other obligations due under the Credit Documents, including all accrued interest, shall, at the option of the Agent, become immediately due and payable. Upon failure to pay the Credit Party Obligations or reimburse any other amounts due under the Credit Documents in full at any stated or accelerated maturity and in addition to all other remedies available to the Agent at law or in equity, the Agent may foreclose the lien of this Mortgage by judicial or nonjudicial proceeding in a manner permitted by applicable law. The Mortgagor hereby waives any statutory right of redemption in connection with such foreclosure proceeding.

         4.2 Power of Sale. Upon the occurrence of any Event of Default hereunder, the Agent may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property, either in one parcel or separate lots and parcels, at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all Credit Party Obligations with interest, and all legal costs and damages of such foreclosure and the maximum attorney's fees permitted by law, which costs, charges and fees the Mortgagor agrees to pay.

         4.3 Proceeds of Sale. Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied in accordance with
Section 3.15(b) of the Security Agreement, with the balance, if any, to be paid to persons entitled thereto by law.

                                    ARTICLE V

                   Additional Rights and Remedies of the Agent

         5.1 Rights Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Agent, immediately and without additional notice and without liability therefor to the Mortgagor, except for gross negligence, willful misconduct or unlawful conduct, may do or cause to be done any or all of the following to the extent permitted by applicable law: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend Loan funds and any rents, income and profits derived from the Premises for the payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Mortgage and satisfaction and fulfillment of any liabilities or obligations of the Mortgagor arising out of or in any way connected with the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Mortgage; (e) enter into leases demising the Premises or any part thereof, (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, the Letters of Credit, this Mortgage, the Credit Agreement or the other Credit Documents, or to aid the execution of any power herein granted; (g) collect rents; and (h) generally, supervise, manage, and contract with


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reference to the Premises as if the Agent were equitable owner of the Premises.
Notwithstanding the occurrence of an Event of Default or acceleration of the Loans and in accordance with the Credit Agreement, the Agent shall continue to have the right to pay money, whether or not Loan funds, for the purposes described in Sections 2.2, 2.6 and 2.8 hereof, and all such sums and interest thereon shall be secured hereby. The Mortgagor also agrees that any of the foregoing rights and remedies of the Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured or waived with the consent of the Required Lenders' or the Lenders (as required by the Credit Agreement) or until foreclosure and the conveyance of the Premises or until the Indebtedness secured hereby is satisfied or paid in full and the commitments are terminated.

         5.2 Appointment of Receiver. Upon the occurrence of an Event of Default, the Agent shall be entitled as a matter of right, without additional notice and without regard to the adequacy of any security for the indebtedness secured hereby, whether the same shall then be occupied as a homestead or not, and without regard to waste or the solvency of any party bound for its payment, and without giving bond, to make application for, and the Mortgagor hereby consents to, the appointment of a receiver to take possession of and to operate the Premises, whether or not foreclosure proceedings have been commenced, and whether or not a foreclosure sale has occurred, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the Credit Party Obligations and secured hereby. The receiver shall have all the rights and powers provided for under the laws of the state in which the Premises are located, including without limitation, the rights of a receiver under Minn. Stat. Section 576.01 as amended, and including without limitation, the power to execute leases for terms which extend beyond the receivership, and the power to collect the rents, sales proceeds, issues, profits and proceeds of the Premises during the pendency of such foreclosure suit, as well as during any further times when the Mortgagor, its successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, sales proceeds, issues, proceeds and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period and to apply the rents, issues, income and profits to the payment of the expenses enumerated in Minn. Stat. Section 576.01, Sub. 2, in the priority mentioned therein and as provided below in this Mortgage. Notwithstanding the appointment of any receiver, trustee or other custodian, the Agent shall be entitled, to retain possession and control of any cash or other instruments, at the time held by or payable or deliverable under the terms of the Mortgage to the Agent to the fullest extent permitted by law.

         5.3 Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Agent stated anywhere in the Notes, the Letters of Credit, this Mortgage, the Credit Agreement or any of the other Credit Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Mortgage, the Notes, the Letters of Credit, the Credit Agreement or any of the other Credit Documents are cumulative and may, at the election of the Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

         5.4 Delivery of Possession After Foreclosure.

         In the event there is a foreclosure sale hereunder and at the time of such sale, the Mortgagor or the Mortgagor's heirs, devises, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

         5.5 Marshalling.

         The Mortgagor hereby waives, in the event of foreclosure of this Mortgage or the enforcement by the Agent of any other rights and remedies hereunder, any right otherwise available in respect to marshalling of assets which secure the Loans and Letters of Credit and any other indebtedness secured hereby or to require the Agent to pursue its remedies against any other such assets.

         5.6 Restoration of Position.

         In case Agent shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Mortgagor and Agent shall be restored to this former positions and rights hereunder with respect to the Premises subject to the lien hereof

                                   ARTICLE VI

                               General Conditions

         6.1 Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term "Agent" shall include any payee of the indebtedness hereby secured or any transferee thereof whether by operation of law or otherwise. "Lender" shall include any of the Persons identified as a "Lender" on the signature pages to the Credit Agreement, and any Person which may become a Lender by way of assignment in accordance with the terms of the Credit Agreement, together with their successors and permitted assigns.

         6.2 Notices.

         All notices and other communications required to be given hereunder shall be in writing (including by telecopy) and shall have been duly given and shall be effective (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below, or at such other address as such party may specify by written notice to the other parties hereto or to such other address as may hereafter be given by notice in accordance with this paragraph.

                           to the Mortgagor:

                                    American Medical Services, Inc.
                                    10700 Bren Road
                                    Minnetonka, Minnesota 55343-9679
                                    Attn:   Greg Melsen
                                    Telephone:       (612) 930-6167
                                    Telecopy:        (612) 930-6695

                           to the Agent:

                                    Bank of America, N.A.
                                    Independence Center, 15th Floor
                                    NCI-001-15-04
                                    101 North Tryon Street
                                    Charlotte, North Carolina 28255
                                    Attn:   Erik Truette, Agency Services
                                    Telephone:       (704) 388-1108
                                    Telecopy:        (704) 409-0028

                                    with a copy to:

                                    Bank of America, N.A.
                                    Bank of America Corporate Center
                                    NC1-007-13-06
                                    100 N. Tryon Street, 13th Floor
                                    Charlotte, NC 28255
                                    Telephone:       (704) 388-7731
                                    Telecopy:        (704) 386-9607

         6.3 Severability. If any provision of this Mortgage is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         6.4 Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Mortgage nor the intent of any provision hereof

         6.5 Conflicting Terms. In the event the terms and conditions of this Mortgage conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control and supersede the provisions of this Mortgage with respect to such conflicts.

         6.6 Governing Law. This Mortgage shall be governed by and construed in accordance with the internal law of the State of New York as provided in Section
11.10 of the Credit Agreement; provided, however, that the provisions of this Mortgage relating to the creation, perfection and enforcement of the lien and security interest created by this Mortgage in respect of the Premises and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Mortgage, shall be governed by and construed in accordance with the internal law of the state where the Premises is located. In the event of a conflict between the laws of the State of New York and the internal law with respect to creation, perfection and enforcement of the lien and security interest created by this Mortgage, the laws of the state in which the Premises is located shall govern.

         6.7 Application of the Foreclosure Law. If any provision in this Mortgage shall be inconsistent with any provision of the foreclosure laws of the state where the Premises are located, the provisions of such laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such laws.

         6.8 WRITTEN AGREEMENT.

         (a) THE RIGHTS AND OBLIGATIONS OF THE MORTGAGOR AND THE AGENT SHALL BE DETERMINED SOLELY FROM THIS WRITTEN MORTGAGE AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE AGENT AND THE MORTGAGOR CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS.

         (b) THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS.

         (c) THIS WRITTEN MORTGAGE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         6.9 WAIVER OF JURY TRIAL. THE AGENT AND THE MORTGAGOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS MORTGAGE. THIS WAIVER IS

KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE AGENT AND THE MORTGAGOR, AND THE AGENT AND THE MORTGAGOR ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE AGENT AND THE MORTGAGOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         6.10 Request for Notice. The Mortgagor requests a copy of any statutory notice of default and a copy of any statutory notice of sale hereunder be mailed to the Mortgagor at the address specified in Section 6.2 of this Mortgage.

         6.11 Waiver of Redemption. Mortgagor waives the benefit of all laws now or existing or hereafter enacted providing for redemption or a right of redemption from any sale made in collecting Indebtedness.

         6.12 Inconsistent Provisions. In the event of any inconsistency between the provisions of this Mortgage and the provisions of the Credit Agreement, the Credit Agreement shall control, subject, when applicable, to the laws of the State of Minnesota regarding foreclosures of mortgages and the appointment of receivers.

                                   ARTICLE VII

                         Assignment of Rents and Profits

         7.1 Assignment. The Mortgagor does hereby sell, assign and transfer unto the Agent as additional security for the Credit Party Obligations (subject to the limitation on the maximum amount of indebtedness set forth herein), all of the Rents and Profits now due and which may hereafter become due under or by virtue of any lease, whether written or verbal, or any agreement for the use or occupancy of the Premises or any portion of the Premises, it being the intention of this Mortgage to establish, and this is, an absolute and present transfer and assignment of all such leases and agreements and all of the Rents and Profits from the Premises unto the Agent and the Mortgagor does hereby appoint irrevocably the Agent its true and lawful attorney in its name and stead, which appointment is coupled with an interest, to collect all of said Rents and Profits; provided, Agent grants the Mortgagor the privilege to collect and retain such Rents and Profits unless and until an Event of Default exists under this Mortgage. Upon an Event of Default and whether before or after the institution of proceedings to sell the Premises or foreclose this Mortgage or during any period of redemption, and without regard to waste, adequacy of the security or solvency of the Mortgagor, Agent may revoke, at its option, the privilege granted Mortgagor hereunder to collect the Rents and Profits of the Premises, and Agent may, at its option, without notice, in person or by agent, with or without taking possession of or entering the Premises, with or without bringing any action or proceeding, or by a receiver duly appointed, give, or require Mortgagor to give, notice to any or all tenants under any lease authorizing and directing the tenant to pay such Rents and Profits to Agent, such agent, or receiver as the case may be; collect all of the Rents and Profits; enforce the payment thereof and exercise all of the rights of the landlord under any lease and all of the rights of Agent hereunder; enter upon, take possession of, manage and operate said Premises, or any part thereof; cancel, enforce or modify any leases, and fix or modify rents, and do any acts which the Agent deems proper to protect the security hereof

         7.2 Application of Rents and Profits. Notwithstanding anything to the contrary herein, all Rents and Profits collected by the Agent or any receiver each month shall be applied as follows:

         (a) to payment of all reasonable fees of the receiver approved by the court;

         (b) to payment of all tenant security deposits then owing to tenants under any of the Leases pursuant to the provisions of Minn. Stat. 504.20;

         (c) to payment of all prior or current real estate taxes and special assessments with respect to the Premises, or if the Mortgage requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

         (d) to payment of all premiums then due for the insurance required by the provisions of the Mortgage, or if the Mortgage requires periodic escrow payments for such premiums, to the escrow payments then due;

         (e) to payment of expenses incurred for normal maintenance and operation of the Premises;

         (f) if received prior to any foreclosure sale of the Premises pursuant to this Mortgage, to the Agent for payment of the Credit Party Obligations secured by the Mortgage, but no such payment made after the acceleration of the indebtedness shall affect such acceleration;

         (g) if received during or with respect to the period of redemption after a foreclosure sale of the Premises pursuant to this Mortgage:

                  (i) if the purchaser at the foreclosure sale is not the Agent, first to the Agent to the extent of any deficiency of the sale proceeds to repay the Credit Party Obligations secured by this Mortgage, and second to the purchaser as a credit to the redemption price, but if the Premises are not redeemed, then to the purchaser of the Premises pursuant to Minn. Stat. Sections 580.30, 580.23 or 581.10, with any excess to be paid to Mortgagor;

                  (ii) if the purchaser at the foreclosure sale is the Agent, to the Agent to the extent of any deficiency of the sale proceeds to repay the Credit Party Obligations secured by the Mortgage and the balance to be retained by the Agent as a credit to the redemption price, but if the Premises are not redeemed, then to the Agent, whether or not any such deficiency exists.

         The rights and powers of the Agent under this Assignment and the application of Rents and Profits under this Section 7.2 shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

         7.3 Non-waiver. The entering upon and taking possession of the Premises, the collection of such Rents and Profits and the application thereof as aforesaid shall not cure or waive any defaults under this Mortgage or affect any notice of default or invalidate any act done pursuant to such notice nor in any way operate to prevent the Agent from pursuing any other remedy which it may now or hereafter have under the terms of this Mortgage or any other security given for the Credit Party Obligations nor shall it in any way be deemed to constitute the Agent a mortgagee-in-possession.

         PROVIDED ALWAYS, and it is the true intent and meaning of the Mortgagor and the Agent, that if the Mortgagor, its successors and assigns, shall pay or cause to be paid and discharged unto the Agent, its successors and assigns, the obligations secured hereby according to the terms of this Mortgage and the Credit Documents, then this Mortgage shall cease, determine and be void, otherwise it shall remain in full force and virtue. And it is agreed, by and between the Mortgagor and the Agent, that the Mortgagor is to hold and enjoy the said premises until an Event of Default be made in the terms of this Mortgage.

IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage under seal as of the above written date.

                            AMERICAN MEDICAL SYSTEMS, INC.,
                            formerly known as WPAMS Acquisition Corp.


                            By:       /s/ Gregory J. Melsen
                                      ---------------------
                            Name:     Gregory J. Melsen
                                      -----------------
                            Title:    Vice President - Finance,
                                      -------------------------
                                      Treasurer and Chief Financial Officer

STATE OF MINNESOTA

COUNTY OF HENNEPIN

         I, Mary E. Emmeck, a Notary Public for said County and State, do hereby certify that Gregory J. Melsen, Vice President-Finance of AMERICAN MEDICAL SYSTEMS, INC., a Delaware corporation, formerly known as WPAMS Acquisition Corp., personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of the company.

         Witness my hand and official stamp or seal, this 20th day of March, 2000.


                                              /s/ Mary Ellen Emmeck
                                              ------------------------------
                                              Notary Public

My Commission Expires:

1-31-2005
---------------------

                                    EXHIBIT A


Lots 5, 6 and 8, Block 4, Opus 2 Ninth Addition

AND

Lot 9, Block 4, Opus 2 Ninth Addition, except that part of said Lot 9 legally described as follows:

That part of Lot 9, Block 4, Opus 2 Ninth Addition, described as lying Westerly, Southwesterly and Southerly of a line described as commencing at the most Southeasterly corner of said Lot 9; thence Westerly along the South line of said Lot 9 a distance of 100.05 feet to its intersection with a line 100.00 feet Westerly of a parallel with that particular East line of said Lot 9 that bears North 2 degrees 44 minutes 49 seconds East from the point of commencement, to the point of beginning of the line to be described; thence Northerly along said parallel line and its extension a distance of 107.53 feet, thence northwesterly, deflecting to the left 40 degrees 12 minutes 51 seconds a distance of 88.84 feet; thence Westerly, deflecting to the left 43 degrees 41 minutes 52 seconds a distance of 299.45 feet to the Southwesterly line of said Lot 9 and said line there terminating.

Abstract and Torrens Certificate Number:  1012588